UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8K

                                 CURRENT REPORT
                               _________________

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  July 2, 2010

                             TRANS-LUX CORPORATION
                             ---------------------_
             (Exact name of registrant as specified in its charter)

    Delaware                        1-2257                        13-1394750
    ------------------------------------------------------------------------
   (State or other jurisdiction   (Commission               (I.R.S. Employer
        of incorporation)          File Number)           Identification No.)

                    26 Pearl Street, Norwalk, CT  06850-1647
                    ----------------------------------------
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code:  (203) 853-4321

 ______________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing
             Rule or Standard; Transfer of Listing.

             On July 2, 2010 the Corporation received a letter from the NYSE Amex LLC ("Exchange") advising that the Corporation is not in compliance with two of the Exchange's continued listing standards. Specifically, the Corporation is not in compliance with Section 1003(a)(iii) of the Exchange's Company Guide in that it has stockholder equity at March 31, 2010 of less than $6.0 million and losses from continuing operations and net losses in its five most recent fiscal years and Section 1003(a)(iv) of the Company Guide in that it is financially impaired.

             The Exchange stated in its letter that in order to maintain its listing, the Corporation must submit a plan by August 2, 2010 addressing how it intends to regain compliance with Section 1003(a)(iv) regarding financial impairment by January 4, 2011 and
             Section 1003(a)(iii) on stockholder equity and losses within 18 months or January 4, 2012 (the "Plan").

             The Corporation intends to request additional time to submit the Plan. If the Plan is not submitted or not accepted, the Corporation will be subject to delisting proceedings. Furthermore, if the Plan is accepted and the Corporation is not in compliance with the continued listing standards by January 4, 2011 or if the Corporation does not make progress consistent with the Plan during the time periods, the Exchange staff will initiate delisting proceedings as appropriate. A press release pursuant to Section 402 of the Corporation Guide was required and issued as set forth in Exhibit 99.1 to this report.

             The Corporation is preparing a reverse stock split proposal for approval by stockholders at the Annual Meeting of Stockholders to be held later this year. If approved and the Corporation suspends its reporting obligations to the Securities and Exchange Commission, it would be grounds for delisting under Section 1003(b) and (f) of the Company Guide and the Corporation might then voluntary delist.

Item 8.01    Other Events.

             The Corporation entered into a joint venture agreement on June 20, 2010 with a People's Republic of China company to establish a cooperative venture limited liability company in the People's Republic of China. The purpose is to engage in research, engineering, development, manufacturing, sale and distribution of LED lamps, LED digital signage and LED lighting or similar products, setting up a research center and factory in the People's Republic of China and related matters. The Corporation will issue 300,000 shares of Class A Stock to the partner subject to approval of the nonvoting Class A Stock at the Corporation's Annual Meeting of Stockholders to be held later this year. It is intended such issuance shall be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended in a transaction by an issuer not involving any public offering.

Item 9.01    Financial Statements and Exhibits.

        (d)  Exhibits.

             99.1 On July 9, 2010, Trans-Lux Corporation issued a press release announcing receipt of a letter from the NYSE Amex advising that the Corporation is not in compliance with two of the Exchange's continued listing standards.

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                                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:


                                                TRANS-LUX CORPORATION


                                                by:   /s/ Angela D. Toppi
                                                   -------------------------
                                                    Angela D. Toppi
                                                    Executive Vice President
                                                    and Chief Financial Officer


Date:  July 9, 2010